Exhibit 99.1

ALMANA NETWORKS INTERNATIONAL, INC.

(a Development Stage Company)

FINANCIAL STATEMENTS

PERIOD FROM INCEPTION (JUNE 3, 2009) TO JUNE 30, 2009

C O N T E N T S

INDEPENDENT AUDITOR’S REPORT

To the Board of Directors and Stockholders

Almana Networks International, Inc.

San Antonio, Texas

We have audited the accompanying balance sheet of  (the Company) (a development stage company) as of June 30, 2009 and the related statements of operations, stockholders’ deficit and cash flows for the period from inception (June 3, 2009) to June 30, 2009.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of  as of June 30, 2009 and the results of its operations and its cash flows for the period from inception (June 3, 2009) to June 30, 2009 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 4 to the financial statements, the Company is in the development stage, has not attained profitable operations and is dependent upon obtaining adequate financing to fulfill its business activities.  These factors raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

WEAVER AND TIDWELL, L.L.P.

Houston, Texas

October 22, 2009

ALMANA NETWORKS INTERNATIONAL, INC.

(A Development Stage Company)

BALANCE SHEET

June 30, 2009
ASSETS
TOTAL ASSETS	$—

LIABILITIES AND STOCKHOLDERS' DEFICIT

LIABILITIES
Accounts payable	$14,809

COMMITMENTS

STOCKHOLDERS' DEFICIT
Common stock; $.01 par value; 1,000 shares authorized	—
Deficit accumulated during the development stage	(14,809)

Total stockholders' deficit	(14,809)

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$—

The Notes to Financial Statements are an integral part of this statement.

ALMANA NETWORKS INTERNATIONAL, INC.

STATEMENTS OF OPERATIONS

PERIOD FROM INCEPTION (JUNE 3, 2009) TO JUNE 30, 2009

General and administrative expenses	$14,809

Loss from operations and net loss accumulated during the development stage	$(14,809)

The Notes to Financial Statements are an integral part of this statement.

ALMANA NETWORKS INTERNATIONAL INC.

STATEMENT OF STOCKHOLDERS' DEFICIT

PERIOD FROM INCEPTION (JUNE 3, 2009) TO JUNE 30, 2009

	Common Shares		Deficit Accumulated during the Development Stage	Total Stockholders' Deficit
	Number	Amount
Balance, Inception (June 3, 2009)	—	$—	$—	$—

Net loss	—	—	(14,809)	(14,809)

Balance, June 30, 2009	—	$—	$(14,809)	$(14,809)

The Notes to Financial Statements are an integral part of this statement.

ALMANA NETWORKS INTERNATIONAL, INC.

STATEMENT OF CASH FLOWS

PERIOD FROM INCEPTION (JUNE 3, 2009) TO JUNE 30, 2009

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(14,809)
Adjustments to reconcile net loss to net cash provided by operating activities:
Change in operating assets and liabilities:
Increase in accounts payable	14,809

Net cash provided by operating activities	—

CASH FLOWS FROM INVESTING ACTIVITIES	—

CASH FLOWS FROM FINANCING ACTIVITIES	—

Change in cash and cash equivalents	—

CASH AND CASH EQUIVALENTS, at inception (June 3, 2009)	—

CASH AND CASH EQUIVALENTS, at June 30, 2009	$—

The Notes to Financial Statements are an integral part of this statement.

ALMANA NETWORKS INTERNATIONAL, INC.

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

NOTE 1.   ORGANIZATION AND BUSINESS OPERATIONS

Almana Networks International, Inc. (the Company), a Delaware corporation, was formed on     June 3, 2009 for the purpose of operating as a control systems company, focusing in three areas: larger and more complex security, surveillance and command and control solutions; program management of complex industrial and government control system implementations; and development and deployment of security, communication and control systems products.

The Company has been in the development stage since inception (June 3, 2009) and as of June 30, 2009, has yet to commence commercial operations or generate any revenues.  The Company’s primary activities since inception have been devoted to raising capital, completing due diligence and administrative functions.  The Company has three stockholders and no cash has been contributed to the Company as of June 30, 2009.  Since this is the first year of operations, the amounts presented in the financial statements represent the cumulative operations since inception.

NOTE 2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period.  Actual results may differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less at date of purchase to be cash equivalents.

Financial Instruments

The carrying value of accounts payable approximates fair value due to the short-term nature of these instruments.

Income Taxes

The Company follows the liability method of accounting for income taxes under which deferred tax assets and liabilities are recognized for the future tax consequences of
(i) temporary differences between the tax bases of assets and liabilities, and their reported amounts in the financial statements, and (ii) operating loss and tax credit carryforwards for tax purposes.  Deferred tax assets are reduced by a valuation allowance when, based upon management’s estimates, it is more likely than not that a portion of the deferred tax assets will not be realized in a future period.

ALMANA NETWORKS INTERNATIONAL, INC.

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

NOTE 2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES – CONTINUED

Subsequent Events

Effective this period, the Company implemented Statement of Financial Accounting Standards No. 165, Subsequent Events.  This standard established general standards of accounting for and disclosure of events that occur after the balance sheet but before financial statements are issued. The adoption of SFAS 165 did not impact the financial position or results of operations.  The Company has evaluated all subsequent events or transactions that occurred after June 30, 2009 up through the date these financial statements were issued on October 22, 2009.  Refer to Note 5 for further discussion about subsequent events.

NOTE 3.  RELATED PARTY TRANSACTIONS

The Company is dependent on its stockholders to fund and pay for its operations.  The $14,809 of accounts payable represents a liability to one of its stockholders who paid organizational costs on behalf of the Company.

The stockholders of the Company intend to assign to the Company approximately
$18 million of contracts with customers that will last through the end of 2010.  The underlying contracts represent contracts, letters of intent and memorandums of understanding entered into with customers by the stockholders.

NOTE 4.   GOING CONCERN

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles which contemplate continuation of the Company as a going concern.  However, the Company is in the development stage, has not generated any revenue to date, and is dependent upon obtaining adequate financing to fulfill its business activities.  The ability of the Company to continue as a going concern is dependent on the Company raising adequate capital and obtaining financing to fund operating losses until it becomes profitable.  As a result of the Plan of Merger, discussed in Note 5, the Company purchased 300 shares of ANS Contract Sub, Inc. in exchange for assigned contracts.
ANS Contract Sub, Inc. holds interest in contracts that will generate revenue and working capital for the Company. If the Company is unable to raise adequate capital or financing, it could be forced to cease operations.  There can be no assurance that the Company can or will be able to generate sufficient revenue or complete any debt or equity financing that might be needed to support operations in the future.  The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

ALMANA NETWORKS INTERNATIONAL, INC.

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

NOTE 5.   SUBSEQUENT EVENTS

On August 7, 2009, the Company issued 700 shares of its common stock to its three founding stockholders.  In consideration for the issuance of the common stock, the three stockholders transferred to the Company all of their rights to the Company’s business strategy.  The transaction was recorded at the par value of the common stock at $0.01 per share.

Additionally, the Company issued 300 shares of common stock in exchange for all of the outstanding shares of ANS Contract Sub, (ANS Sub).  ANS Sub, incorporated in Delaware on August 7, 2009, owned the rights to certain executed contracts for services to be performed in Qatar during fiscal 2009 and fiscal 2010. An equity contribution and corresponding intangible asset in the amount of $51,625 was recorded at the date of this transaction for the estimated fair value of the sales and marketing efforts performed to execute the contracts. This intangible asset will be amortized in proportion to the revenue earned under the contracts.  In addition, the Company also contracted with Almana Network Solutions, Inc. (“ANS”), as subcontractor for those contracts.  Both ANS and ANS Sub are related parties to the Company as a result of common ownership among the entities.

On September 8, 2009, the Company entered into a Stock Purchase Agreement pursuant to which all of the outstanding shares of the Company were exchanged for 9,500,000 shares of MDI, Inc., a Delaware corporation (MDI), a security technology manufacturer.  Pursuant to the transaction, the Company, which became a wholly owned subsidiary of MDI. gained control of MDI,

Simultaneous to the Acquisition, MDI adopted the Company’s business strategy, and the then-current directors, officers and employees of MDI resigned and waived their rights to severance.  A corporation owned by the resigning management of MDI purchased MDI’s existing security systems and general contractor businesses and assumed certain liabilities associated with those businesses.  As consideration for the purchase, the corporation owned by the resigning management (Purchaser) issued a non-interesting bearing, unsecured convertible promissory note in the amount of $750,000.   The note, unless paid partially or in full before its maturity date of September 14, 2014, will automatically convert into Purchaser’s common stock.  The conversion price shall be equal to three times Purchaser’s annual revenues divided by the outstanding shares of Purchaser’s common stock on the conversion date, and the conversion rate shall equal the outstanding principal divided by the conversion price.